Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	H. Bartlett Brown

(201) 635-9637

PETRIE STORES LIQUIDATING TRUST

TO MAKE FINAL LIQUIDATING DISTRIBUTION

Rutherford, New Jersey, March 1, 2006---Petrie Stores Liquidating Trust (OTC Bulletin Board: PSTLS) announced today that it will make a final liquidating distribution of an aggregate of $24,735,487.46 in cash on March 24, 2006 to its unit holders, which amount represents all remaining cash and cash equivalents of the Liquidating Trust less a provision to cover the Liquidating Trust's final wind-up costs. In the final liquidating distribution, holders of units of beneficial interest of the Liquidating Trust will receive $0.4725 in cash for every unit of beneficial interest of the Liquidating Trust held of record as of the close of business on March 13, 2006. In accordance with the terms of the Liquidating Trust's Liquidating Trust Agreement, upon the completion of the final liquidating distribution, the Liquidating Trust's existence will terminate. At such time, the Liquidating Trust will cease to be a reporting company under the Securities Exchange Act of 1934.

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